EXHIBIT 21.1        SUBSIDIARIES OF THE REGISTRANT

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                                                               Jurisdiction of           % of Voting
                                                               Incorporation or       Securities held at
                     Name of Corporation                         Organization         December 31, 2001
-----------------------------------------------------------   ------------------     --------------------

Consolidated Subsidiaries
  Ti-Pro, LLC                                                    Nevada                     90%
  TIMET Capital Trust I                                          Delaware                  100%
  TIMET Colorado Corporation                                     Colorado                  100%
  TIMET Millbury Corporation                                     Oregon                    100%
     TIMET Castings Corporation                                  Delaware                  100%
  TIMET Finance Management Company                               Delaware                  100%
  TIMET UK Limited                                               United Kingdom            100%
     TIMET UK (EXPORT) Limited                                   United Kingdom            100%
     TIMET Europe Limited                                        United Kingdom            100%
     Titanium MC Limited                                         United Kingdom            100%
     TIMET Savoie, SA                                            France                     70%
     TIMET Germany Holding GmbH                                  Germany                   100%
       TIMET Germany GmbH                                        Germany                   100%
  Titanium Hearth Technologies, Inc.                             Delaware                  100%
  TMCA International Inc.                                        Delaware                  100%
     Loterios SpA                                                Italy                     100%
  TIMET Real Estate Corporation                                  Colorado                  100%

Unconsolidated affiliates
  MZI, LLC                                                       Oregon                     33%
  Titanium X Corp                                                California                 28%
     (FKA Titanium Memory Systems, Inc.)
  VALTIMET SAS                                                   France                     44%

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